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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use of our report dated March 27, 2003 for Leopard Holdings, Inc. in the Registration Statement on Form SB-2 and related Prospectus of Passport Restaurants, Inc. for the registration of shares of its common stock and to the reference to our firm under the heading "Experts" therein.

Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
August 14, 2003

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  Exhibit 23.1